                                                                   Exhibit 10.9

                               COMMERCIAL LEASE

This Lease is made this 30th day of June, by and between Paul A. Bunn (hereinafter "Landlord') and MotherNature.com (hereinafter "Tenant"). In consideration for the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows:

 1. The Landlord leases to the Tenant, and the Tenant rents from the Landlord the following described premises: 965 Street Road Offices & 965 Street Road Warehouse, located in the township of Upper Southampton, in county of Bucks, in the Commonwealth of Pennsylvania.

 2. The term of the Lease shall be for four (4) months commencing September 1st, 1999 and ending December 31st, 1999.

 3. The Tenant shall pay to Landlord as base rent thirteen thousand two hundred dollars ($13,200.00) per the term of this lease in equal monthly installments of three thousand three hundred dollars ($3,300.00), payable in advance by the 1st of each month.

 3a. The Tenant shall pay to Landlord four thousand eight hundred dollars ($4,800.00) to be held as security deposit, payable in advance by the 1st of September, 1999.

 4. This Lease is subject to all present or future mortgages affecting the premises.

 5. Tenant shall use and occupy the premises only as a mail order offices and distribution subject at all times to the approval of the Landlord.

 6. The Tenant shall not make any alterations, additions or improvements to the premises without the prior written consent of the Landlord.

 7. The Landlord, at his own expense, shall furnish the following utilities or amenities for the benefit of the Tenant: None.

 8. The Tenant, at his own expense, shall furnish the following: electrical service, telephone service, gas service, water & sewer service, incidental maintenance costs, adequate refuse, waste and trash removal.

 9. The Tenant shall purchase at his own expense public liability insurance in the amount of $1,000,000.00 as well as fire and hazard insurance in the amount of $500,000.00 for the premises and shall provide satisfactory evidence thereof to the Landlord and shall continue same in force and effect throughout the Lease term hereof.

10.  The Tenant shall not permit or commit waste to the premises.

11. The Tenant shall comply with all rules and regulations, ordinances codes and laws of all governmental authorities having jurisdiction over the premises.

11a. The Tenant shall comply with all rules and regulations set forth by the Landlord for the premises.

12. The Tenant shall not permit or engage in any activity which will effect an increase in the rate of insurance for the Building in which the premises is contained nor shall the Tenant permit or commit and nuisance thereon.

13. The Tenant shall not sublet or assign the premises nor allow any other person or business to use or occupy the premises without the prior written consent of the Landlord, which consent may not be unreasonably withheld.

14. At the end of the term of this Lease, the Tenant shall surrender and deliver up the premises in the same condition (subject to any additions, alterations or improvements, if any) as presently exists, reasonable wear and tear excluded.

15. Upon default in any term or condition of this Lease, the Landlord shall have the right to undertake any or all other remedies permitted by Law.

16. This Lease shall be binding upon, and inure to the benefit of, the parties, their heirs, successors, and assigns.


Signed this 30th day of June (Month) 1999 (Year).

/s/ Michael Barach                /s/ Paul A. Bunn
--------------------              ------------------------
Tenant                            Paul A. Bunn (Landlord)



--------------------
Tenant

                                       3